Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Jason T. Liberty, Naftali Holtz and R. Alexander Lake, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-8 with respect to 9,500,000 shares of the common stock of Royal Caribbean Cruises Ltd. (the “Company”) issuable pursuant to the Company’s 2008 Amended and Restated Equity Incentive Plan and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of August 11, 2022

/s/ John F. Brock	/s/ Richard D. Fain
John F. Brock – Director	Richard D. Fain – Chairman

/s/ Stephen R. Howe Jr.	/s/ William L. Kimsey
Stephen R. Howe Jr. – Director	William L. Kimsey – Director

/s/ Michael O. Leavitt	/s/ Amy C. McPherson
Michael O. Leavitt – Director	Amy C. McPherson – Director

/s/ Maritza G. Montiel	/s/ Ann S. Moore
Maritza G. Montiel – Director	Ann S. Moore – Director

/s/ Eyal M. Ofer	/s/ William K. Reilly
Eyal M. Ofer – Director	William K. Reilly – Director

/s/ Vagn O. Sørensen	/s/ Donald Thompson
Vagn O. Sørensen – Director	Donald Thompson – Director

/s/ Arne Alexander Wilhelmsen
Arne Alexander Wilhelmsen – Director